                                                                      EXHIBIT 12

                      RATIOS OF EARNINGS TO FIXED CHARGES

                                                                                                       THIRTEEN WEEKS ENDED
                                                           FISCAL YEAR ENDED DECEMBER                ------------------------
                                              -----------------------------------------------------   JUNE 27,     JUNE 28,
                                                1993       1994       1995       1996       1997        1998         1997
                                              ---------  ---------  ---------  ---------  ---------  -----------  -----------
                                                                          (AMOUNTS IN THOUSANDS)
Earnings (loss) from continuing
  operations................................  $  11,975  $  (2,256) $  11,707  $  18,733  $  29,456   $  11,407    $   6,709
  Add provision for income taxes............      7,718     (1,493)     8,126     12,986     20,415       8,011        4,663
                                              ---------  ---------  ---------  ---------  ---------  -----------  -----------
                                                 19,693     (3,749)    19,833     31,719     49,871      19,418       11,372
Fixed Charges:
  Interest..................................      8,596     12,031     14,635     20,405     29,024       9,354        7,148
  Interest factor portion of rentals........      2,345      2,851      3,266      3,993      5,981       1,720        1,447
                                              ---------  ---------  ---------  ---------  ---------  -----------  -----------
    Total fixed charges.....................     10,941     14,882     17,901     24,398     35,005      11,074        8,595
                                              ---------  ---------  ---------  ---------  ---------  -----------  -----------
Earnings before income taxes and fixed
  charges...................................  $  30,634  $  11,133  $  37,734  $  56,117  $  84,876   $  30,492    $  19,967
                                              ---------  ---------  ---------  ---------  ---------  -----------  -----------
                                              ---------  ---------  ---------  ---------  ---------  -----------  -----------
Ratio of earnings to fixed charges..........       2.80       0.75       2.11       2.30       2.42        2.75         2.32
                                              ---------  ---------  ---------  ---------  ---------  -----------  -----------
                                              ---------  ---------  ---------  ---------  ---------  -----------  -----------


                                               TWENTY-SIX WEEKS ENDED
                                              ------------------------
                                               JUNE 27,     JUNE 28,
                                                 1998         1997
                                              -----------  -----------

Earnings (loss) from continuing
  operations................................   $  20,891    $  11,954
  Add provision for income taxes............      14,602        8,308
                                              -----------  -----------
                                                  35,493       20,262
Fixed Charges:
  Interest..................................      16,886       14,184
  Interest factor portion of rentals........       3,311        2,631
                                              -----------  -----------
    Total fixed charges.....................      20,197       16,815
                                              -----------  -----------
Earnings before income taxes and fixed
  charges...................................   $  55,690    $  37,077
                                              -----------  -----------
                                              -----------  -----------
Ratio of earnings to fixed charges..........        2.76         2.20
                                              -----------  -----------
                                              -----------  -----------
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